Exhibit 10.6

Execution copy

FIFTH AMENDING AGREEMENT DATED AS OF DECEMBER 27, 2004.

This Fifth Amending Agreement is made as of December 27, 2004 among Cascades Inc. (“Cascades”), Cascades SPG Holding Inc. (“Cascades SPG”), Cascades USA Inc. (“Cascades USA”), Cascades Europe SAS (formerly Cascades GPS S.A.) (“Cascades Europe”) and Cascades Arnsberg GmbH (“Cascades Germany”) (each a “Borrower” and, collectively the “Borrowers”), The Bank of Nova Scotia, a Canadian bank, as administrative agent and collateral agent (in such capacity, the “Agent”), and the financial institutions parties to the Credit Agreement referred to below as Lenders.

Recitals

A.                                   Each of Cascades, Cascades SPG, Cascades Europe and Cascades Germany, as borrowers, the Agent and the Lenders is party to a credit agreement dated as of February 5, 2003 (such agreement, as amended by a first amending agreement dated March 31, 2003 and three letters of agreement dated December 17, 2003, January 22, 2004 and March 26, 2004, the “Credit Agreement”).

B.                                     Each of Cascades, Cascades SPG and Cascades USA has informed the Agent and the Lenders that Cascades SPG will transfer all of its properties and assets to Cascades USA as of December 28, 2004 and will thereafter dissolve.

C.                                     The parties wish to amend the Credit Agreement to provide that Cascades SPG will cease to be, and will be replaced by, Cascades USA as “Borrower” under the Credit Agreement.

Now, therefore, the parties agree as follows:

1.                                      Interpretation

1.1                                 Capitalized terms used herein and defined in the Credit Agreement have the meanings ascribed to them in the Credit Agreement unless otherwise defined herein.

1.2                                 Any reference to the Credit Agreement in any Credit Document refers to the Credit Agreement as amended hereby.

2.                                      Amendments to the Credit Agreement

2.1                                 Cascades SPG is no longer entitled to obtain Borrowings or otherwise use the Facility under the Credit Agreement and is replaced as Borrower by Cascades USA. Therefore:

(a)                                  Tranche B ceases to be available to Cascades SPG and is now available to Cascades USA, and the applicable provisions of the Credit Agreement are amended accordingly;

(b)                                 Subject to Section 2.3 hereof, the term Borrowers as used in the Credit Agreement no longer includes or refers to Cascades SPG, but, however, now includes and refers to Cascades USA and all applicable provisions of the Credit Agreement are amended accordingly; and

(c)                                  Cascades USA acknowledges that it is liable as Borrower for all obligations in respect of which Cascades SPG was liable as Borrower, including all Borrowings made to Cascades SPG and outstanding as at the date hereof, as if such obligations had been incurred by Cascades USA.

2.2                                 From the date of this Agreement, Cascades SPG will constitute a Designated Subsidiary, and Schedule ”B” to the Credit Agreement is amended by adding its name to the List of Designated Subsidiaries.

2.3                                 For greater certainty, Section 2.1 hereof is not intended to amend or reduce the scope of the provisions of the Credit Agreement and of any other Credit Document relating to the obligations of Cascades SPG with respect to Security granted or to be granted by it for the obligations of the Borrowers. Accordingly, any such provision and any Security granted by Cascades SPG remain in full force and effect, notwithstanding that any Credit Document may also have been executed by it as “Borrower” or that any applicable provision of any Credit Document makes reference to or describes it as a “Borrower”.

2.4                                 The Lenders acknowledge that Section 13.3(b)(ii) permits the winding-up or dissolution of a Credit Party (other than a Borrower) that has previously transferred substantially all of its properties and assets to another Credit Party and, relying on the information stated in Recital B hereof, acknowledge that Cascades SPG will be entitled to dissolve.

3.                                      Intervention of Designated Subsidiaries

3.1                                 To the extent necessary or useful, each Designated Subsidiary hereby confirms its acceptance that the Credit Agreement be amended according to the terms and conditions provided for herein.

3.2                                 Each Designated Subsidiary confirms that the Security is not affected or reduced by this Agreement and continues to secure and guarantee the obligations of the Borrowers (including, for greater certainty, the obligations of Cascades USA, as Borrower) under or arising from (i) the Credit Agreement, (ii) any Hedging Agreement, (iii) the Guarantee Agreement dated February 5, 2003 or (iv) any instrument relating to same, in each case as said obligations may be amended, restated or supplemented from time to time.

4.                                      Conditions Precedent

Prior to or concurrently upon the execution of this Agreement, each of the Borrowers must have delivered to the Agent a copy of the documents evidencing the authority of the persons herein acting on behalf of such Borrower.

5.                                      Cost and Expenses

The Borrowers agree to pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery and administration of this Agreement including, without limitation, the reasonable fees and expenses of counsel for the Agent.

6.                                      Execution by the Agent

This Agreement is executed by the Agent on behalf of the Lenders. The Agent confirms that all Lenders have consented to the provision hereof.

7.                                      Counterparts

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered will be deemed to be an original and all of which taken together will constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier will be effective as delivery of a manually executed counterpart of this Agreement.

8.                                      Governing Law

This Agreement is governed by, and construed in accordance with, the laws of the Province of Quebec and of the laws of Canada applicable therein.

9.                                      Effectiveness

This Agreement will be effective as of December 28, 2004.

In witness whereof the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

Cascades Inc.

Per:	(s) Robert F. Hall
Name:	Robert F. Hall
Title:	Vice President, Legal Affairs

Cascades SPG Holding Inc. Cascades USA Inc.

Per:	(s) Nathalie Théberge
Name:	Nathalie Théberge
Title:	Assistant Secretary

Cascades Europe SAS

Per:	(s) Mario Plourde
Name:	Mario Plourde
Title:	President

Cascades Arnsberg GmbH

Per:	(s) Vincent Lestringant
Name:	Vincent Lestringant
Title:	Authorized Representative

The Bank of Nova Scotia, as Agent

Per:	(s) Robert Booomhour
Name:	Robert Boomhour
Title:	Director

Per:	(s) Peter Crawford
Name:	Peter Crawford
Title:	Associate Director

Cascades Canada Inc.

Cascades Nova Scotia Company

Cascades Transport Inc.

Kingsey Falls Investments Inc.

3815285 Canada Inc.

3815315 Canada Inc.

6265642 Canada Inc.

Cascades Boxboard U.S. Holdings, Inc.

Cascades Boxboard U.S., Inc.

Cascades Fjordcell Inc.

Cascades Boxboard Group Inc.

Conference Cup Ltd.

Dopaco Canada, Inc.

Dopaco, Inc.

Dopaco Limited Partnership

Dopaco Pacific LLC

Garven Incorporated

Rabotage Lemay Inc.

Scierie Lemay Inc.

Les Séchoirs St-François Inc.

Cadmus and Cascades Recycling, Inc.

Cascades Agri-Pak, Inc.

Cascades Diamond, Inc.

Cascades Fine Papers Group Inc.

Cascades Fine Papers Group Thunder Bay Inc.

Marathon Graphic Art Distributor Inc.

Wood Wyant Inc.

as Intervenors

Per:	(s) Robert F. Hall
Name:	Robert F. Hall
Title:	Secretary or Assistant Secretary

Cascades Auburn Fiber Inc.

Cascades Delaware LLC

Cascades Moulded Pulp, Inc.

Cascades Plastics Inc.

Cascades Fine Papers Group (Sales) Inc.

Cascades Fine Papers Group (USA) Inc.

W.H. Smith Paper Corporation

Cascades Tissue Group – Arizona Inc.

Cascades Tissue Group – IFC Disposables Inc.

Cascades Tissue Group – New York Inc.

Cascades Tissue Group – North Carolina Inc.

Cascades Tissue Group – Oregon Inc.

Cascades Tissue Group – Pennsylvania Inc.

Cascades Tissue Group – Sales Inc.

Cascades Tissue Group – Tennessee Inc.

Cascades Tissue Group – Wisconsin Inc.

Per:	(s) Nathalie Théberge
Name:	Nathalie Théberge
Title:	Assistant Secretary